UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2008

COLUMBIA BANCORP
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-27938 (Commission File Number)	93-1193156 (IRS Employer Identification No.)

401 East Third Street, Suite 200,
The Dalles, Oregon 97058
(Address of principal executive offices)

(541) 298-6649
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On July 8, 2008, Columbia Bancorp (the "Company") issued guidance estimating that its second quarter 2008 loss per share is expected to range between $-0.04 and $-0.06 per share, due to a higher than anticipated loan loss provision, coupled with the ongoing compression of the net interest margin. Columbia also announced the Board of Directors approved a reduction of the quarterly cash dividend to $0.01 per share. The cash dividend is payable on July 31, 2008, to shareholders of record as of July 17, 2008. In response to this, Columbia’s Board of Directors announced it will suspend payment of director fees for the remainder of 2008. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference.

Item 9.01.	Exhibits.

(d) Exhibits

99.1	Press Release dated July 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2008	/s/ Roger L. Christensen Roger L. Christensen, President and Chief Executive Officer - Columbia Bancorp

Dated: July 8, 2008	/s/ Staci L. Coburn Staci L. Coburn, Corporate Vice President, Chief Accounting Officer - Columbia River Bank